UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Usio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2023 Annual Shareholders’ Meeting and Proxy Statement	Wednesday, July 12, 2023 at 10 a.m. CDT

Usio's Offices

3611 Paesanos Parkway, Suite 300,

San Antonio, Texas 78231

and via webcast*

3611 Paesanos Parkway, Suite 300

San Antonio, TX 78231

(210) 249-4100

June 2, 2023

Dear Fellow Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Usio. Inc. The meeting will be held at 10 a.m. local time on Wednesday, July 12, 2023, at Usio’s offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231. Stockholders will also be able to participate in the meeting online, vote shares electronically and submit questions during the meeting. In order to participate in the Annual Meeting online, Stockholders must register by sending an email to ir@usio.com or by calling (210) 249-4050 by 12 p.m. CDT on July 5, 2023, and provide certain documentation to indicate that they are a Stockholder.

The formal Notice of the 2023 Annual Meeting and Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card in the enclosed postage-prepaid envelope.

Important Notice Regarding the Availability or Proxy Materials for the Annual Stockholder Meeting:  The Proxy Statement, form of proxy, Annual Report on Form 10-K for the year ended December 31, 2022 and related materials are available at www.proxyvote.com , by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@usio.com and does not have “cookies” that identify visitors to the site.

The Board of Directors and our Company management look forward to seeing you at the Annual Meeting. Thank you.

Louis A. Hoch	Elizabeth Michelle Miller	Ernesto R. Beyer	Blaise C. Bender	Bradley Rollins

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Wednesday, July 12, 2023, 10:00 a.m., Central Daylight Time

Usio’s Offices

3611 Paesanos Parkway, Suite 300

San Antonio, TX 78231

We are pleased to invite you to join our Board of Directors, senior leadership, and other Stockholders for our 2023 Annual Meeting of Usio, Inc. Stockholders. The meeting will be held at our offices, located at 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231, at 10:00 a.m. local time on Wednesday. July 12, 2023. In order to participate in the Annual Meeting online, Stockholders must register by sending an email to ir@usio.com or by calling (210) 249-4050 by 12 p.m. CDT on July 5, 2023, and provide certain documentation to indicate that they are a Stockholder. The purposes of the meeting are:

•

To elect one Class II Director, Elizabeth Michelle Miller, to serve until the 2025 Annual Meeting of Stockholders, and two Class III Directors Ernesto Beyer, and Bradley Rollins, to serve until the 2026 Annual Meeting, all of whom have been nominated by our Board of Directors;

•	To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2022;

•	To consider and vote on whether to approve the Usio, Inc. 2023 Employee Stock Purchase Plan;

•	To ratify the appointment of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2023; and

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has set May 15, 2023, as the record date for the Annual Meeting. This means that only Stockholders of record of Usio as of the close of business on that date are entitled to receive notice of the meeting and vote at the meeting and any adjournment or postponement of the meeting.

For ten days prior to the Annual Meeting, a complete list of Stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231. This Proxy Statement, form of proxy and our Annual Report for the year ended December 31, 2022, are available online at www.proxyvote.com,  www.usio.com/proxy and www.usio.com/10k or by using the QR codes at the end of this document. You can also access these materials by contacting our Investor Relations Department by email at ir@usio.com.

By Order of the Board of Directors,

Louis A. Hoch President and Chief Executive Officer

Your Vote is important to us. Regardless of whether you plan to attend, we urge all Stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

PROXY SUMMARY

General Voting and Meeting Information

The Notice and Access cards detailing the availability of this Proxy Statement and proxy card are first being mailed to stockholders on or about June 2, 2023, and all proxy documents will be made available via www.proxyvote.com. It is important that you carefully review the proxy materials and follow the instructions below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the Annual Meeting in person, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your notice card, proxy card or voting instruction form in hand and to follow the instructions.

You can vote in advance through one of three ways:

Via the Internet* – Visit the website listed on your notice card, proxy card or voting instruction form.

By Telephone* – Call the telephone number listed on your notice card, proxy card or voting instruction form.

By Mail – If you are a shareholder of record and have received a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope.

*

If you are a beneficial owner you may vote via the Telephone or Internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a shareholder of record, Usio will include instructions on how to vote via Internet or Telephone directly on your notice or proxy voting card.

Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the Annual Meeting in person or by webcast, we strongly recommend that you submit your proxy or voting instructions or vote by Telephone or the Internet prior to the meeting so that your vote will be counted, if you later decide not to attend the Annual Meeting.

Voting Matters and Board Recommendations

Shareholders are being asked to vote on the following matters at the 2023 Annual Meeting:	Recommendation
PROPOSAL 1 - Election of Director	FOR

Election of one Class II director nominee, Elizabeth Michelle Miller, and two Class II director nominees, Ernesto Beyer and Bradley Rollins. The Board believes that the nominees’ knowledge, skills, and abilities will positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominees unless you instruct otherwise.

PROPOSAL 2 - Advisory Vote to Approve Executive Compensation	FOR

The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2022. The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Board of Directors takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your shares FOR the approval of the executive compensation paid to our Named Executive Officers unless you instruct otherwise.

PROPOSAL 3 – Approval of Employee Stock Purchase Plan	1 Year

The purpose of the Usio, Inc. 2023 Employee Stock Purchase Plan, or ESPP, is to give certain employees of the Company and its subsidiaries an opportunity to purchase shares of our common stock. Accordingly, your proxy holder will vote your shares FOR the approval of the ESPP unless you instruct otherwise.

PROPOSAL 4 - Ratification of Independent Registered Public Accounting Firm	FOR

ADKF, P.C. has been appointed as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The Audit Committee and the Board believe that retention of the firm is in the best interests of the Company and its shareholders. Accordingly, your proxy holder will vote your shares FOR the ratification of the appointment of ADKF, P.C. as our independent registered public accounting firm unless you instruct otherwise.

Questions and Answers

1.         What is a proxy statement, what is a proxy and how does it work?

The Board of Directors of Usio, Inc. (“Usio,” “we,” “us, our,” or the “Company”) is soliciting proxies to vote shares of common stock at the 2023 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, July 12, 2023, at Usio’s offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231. Stockholders will also be able to participate in the meeting online, vote shares electronically and submit questions during the meeting. A proxy statement is a document that the U.S. Securities and Exchange Commission (the “SEC”) requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card, and the person you designate to vote your shares is called a proxy.

In accordance with SEC rules, instead of mailing a printed copy of our Proxy Statement, annual report and other materials relating to the Annual Meeting to stockholders, we intend to mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which advises that the proxy materials are available on the Internet to stockholders. We intend to commence distribution of the Notice of Internet Availability on or about June 2, 2023. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who prefer to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability. Please note that, although our proxy materials are available on our website, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement.

Directors, officers, and employees soliciting proxies will receive no extra compensation but may be reimbursed for related out-of-pocket expenses. Usio will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. Usio will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. Usio will pay the cost of solicitation of proxies.

2.         Who is entitled to vote at the Annual Meeting?

Only stockholders who were Usio, Inc. stockholders of record at the close of business on May 15, 2023, or the Record Date, may vote at the Annual Meeting of Stockholders. As of the close of business on the Record Date, there were 26,527,534 shares of our common stock outstanding (which excludes 1,951,709 treasury shares). Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.         What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Usio’s transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, we will send you a Notice Regarding the Availability of Proxy Material for the Annual Meeting.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. The Notice Regarding the Availability of Proxy Material for the Annual Meeting has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form included in the proxy materials.

4.         What does it mean If I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a notice card, proxy card or voting instruction form for each account. Please vote each proxy card or voting instruction form you receive using one of the voting methods outlined elsewhere in this proxy statement.

5.         What proposals will be voted on at the 2023 Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•

Elect one Class II director nominee, Elizabeth Michelle Miller, nominated by the Board of Directors, to serve until the 2025 Annual Meeting or until a successor is duly elected and qualified and two Class III director nominees, Ernesto Beyer and Bradley Rollins, each nominated by the Board of Directors, to serve until the 2026 Annual Meeting and until each of their successors is duly elected and qualified.

•	Approve on an advisory basis, of the compensation paid to our Named Executive Officers during the year ended December 31, 2022, or the Say-on-Pay Proposal;

•	Approve the Usio, Inc. 2023 Employee Stock Purchase Plan; and

•	Ratify of the appointment of ADKF, P.C. as our independent public accounting firm for the year ending December 31, 2023.

6.          What are the Board’s recommendations?

Our Board recommends that you vote:

•	“FOR” Proposal No. 1 to elect one Class II director nominee, Elizabeth Michelle Miller, for a term expiring in 2025 and two Class III directors, Ernesto Beyer, and Bradley Rollins, for a term expiring in 2026;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2022;

•	“FOR” Proposal No. 3, to approve the Usio, Inc. 2023 Employee Stock Purchase Plan; and

•	“FOR” Proposal No. 4 to ratify the appointment of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2023.

7.          Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

8.          How will my shares be voted?

To designate how you would like to vote, fill out the proxy card or voting instruction form indicating how you would like your votes cast. If you do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect one Class II director nominee, Elizabeth Michelle Miller, and two Class III director nominees, Ernesto Beyer, and Bradley Rollins.

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2022.

•	“FOR” Proposal No. 3, to approve the Usio, Inc. 2023 Employee Stock Purchase Plan: and

•	“FOR” Proposal No. 4 to ratify the appointment of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2023.

9.         Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our secretary, at Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

10.       What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner, such as a bank or broker, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 4 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker if you want your vote to count in the election of directors, the advisory vote related to executive compensation and the approval of the ESPP.

11.       What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 26,527,534 shares of our common stock outstanding (which excludes 1,951,709 treasury shares). Votes withheld from any nominee, abstentions, and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.

12.       Is cumulative voting permitted for the election of directors?

No. Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote only the number of shares he or she owns for a single director candidate.

13.       What is the vote required for a proposal to pass?

Proposal No. 1 – Election of Directors:  The affirmative vote of a plurality of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of the nominees. Thus, assuming a quorum is present at the Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class II director and the nominees who receive the most affirmative votes will be elected as Class III directors. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2 – Say -on-Pay:  Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3 – Approval of the Usio, Inc. 2023 Employee Stock Purchase Plan:  The proposal to approve the Usio, Inc. 2023 Employee Stock Purchase Plan, which we refer to as the ESPP, must receive the affirmative vote of a majority of the votes cast. The affirmative vote of a majority of the votes cast, in person or by proxy, will be considered to determine the outcome of this proposal. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

Proposal No. 4 – Ratification of the Selection of our Independent Registered Public Accounting Firm:  The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting, is required to ratify our selection of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2023. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this proposal, your broker may cast a vote on your behalf for this proposal.

GOVERNANCE

Proposal No. 1 – Election of Director

Election of one Class II director nominee and two Class III nominees. The Board believes that each of the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominees named below unless you instruct otherwise.

Directors and Nominees

As established by our Bylaws, our Directors are divided into three classes serving staggered three-year terms. Our Board currently consists of five directors:

	Name	Position with our Company	Director Since	Current Term Expires
Class I
	Louis A. Hoch	Chairman of the Board, President, CEO, COO, and Class I Director	1998	2024
	Blaise C. Bender	Class I Director	2019	2024
Class II
	Elizabeth Michelle Miller	Class II Director	2022	2025
Class III
	Ernesto R. Beyer	Class III Director	2020	2023
	Bradley Rollins	Class III Director	2017	2023

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the Annual Meeting is required to elect the nominees for director.

What am I voting on?

Stockholders are being asked to elect one Class II director nominee, Elizabeth Michelle Miller, for a two-year term and two Class III director nominees, Ernesto Beyer and Bradley Rollins, for a three-year term. The following sections include information about all Directors, including Ms. Miller and Messrs. Beyer and Rollins, this year’s nominees.

Required Vote and Voting Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of the nominee. Thus, assuming a quorum is present at the 2023 Annual Meeting, the nominee who receives the most affirmative votes will be elected as a Class II director, and the nominees who receive the most affirmative votes will be elected as Class III directors. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Your Board of Directors recommends a vote FOR the election of Class II Director, Elizabeth Michelle Miller, and FOR the election of each of the Class III directors, Ernesto Beyer, and Bradley Rollins.

Director Biographies and Qualifications

Our Board of Directors

The following table sets forth information concerning our directors, including their ages as of April 27, 2023:

Name	Age	Position(s)
Louis A. Hoch	57	Chairman, President, and Chief Executive & Operating Officer
Blaise C. Bender (1) (2) (3)	66	Director
Ernesto R. Beyer (1) (2) (3)	52	Director
Elizabeth Michelle Miller (2) (3)	52	Director
Bradley Rollins (1) (2) (3)	51	Director

_____________________

(1) Member of the Nominating and Corporate Governance Committee of the Board.

(2) Member of the Compensation Committee of the Board.

(3) Member of the Audit Committee of the Board.

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a Director of Usio, Inc. are stated below.

Class I Directors with a Three-Year Term Ending with the 2024 Annual Meeting of Shareholders

Louis A. Hoch. Mr. Hoch is the Co-Founder of our Company and the largest individual stockholder. He has served as our Chief Executive Officer since August 4, 2016, and as our President, Chief Operating Officer, and a director of our Company since July 1998. Additionally, Mr. Hoch serves as Chief Executive Officer of our wholly owned subsidiary FiCentive, Inc. From February 2007 to September 2022, Mr. Hoch served as Vice Chairman of our Board of Directors. In September 2022, Mr. Hoch was appointed as the Chairman of the Board.

Mr. Hoch is a valuable member of our Board as he has over thirty years of management experience, twenty-five years of which were at a senior executive level. Additionally, he is an expert in payment processing, large systems development, call center operations and service bureau operations. Mr. Hoch has held various key management positions with U.S. Long Distance, Billing Concepts, Inc., and Andersen Consulting.

Mr. Hoch holds a Bachelor of Business Administration in Computer Information Systems and a Master of Business Administration in International Business Management, both from Our Lady of the Lake University Business School. He holds the industry certifications in CCP and Certified Payments Professional.

Our Board has determined that Mr. Hoch is qualified to serve as a director based upon his experience with our Company and its strategy and product offerings.

Blaise C. Bender. Mr. Bender is currently President and Managing Stockholder of the law firm, Blaise C. Bender, P.C. The law firm concentrates on business and non-profit development, mergers and acquisitions, contractual and transactional analysis, business and individual tax planning, representation on tax issues and controversies impacting individuals and businesses, corporate legal counsel assistance, real estate, strategic planning, health care analysis and estate and trust assessment. Currently, Mr. Bender is a board member of Credit Human, FCU as well as the Texas Society of CPAs. He is also an adjunct faculty member at Trinity University where he teaches Master of Accounting.

Mr. Bender is a member of the State Bar of Texas, TSCPA, and is a licensed CPA in Texas. He possesses over six years of experience in public accounting working for Arthur Andersen & Co., Deloitte Touche, and Ernest and Young. Mr. Bender was also a Controller and CFO in private industry. He received his Bachelor of Business Administration in Accounting and a Master of Science in Finance from Texas A&M University. Mr. Bender also received an MPA in Taxation from UTSA and a Juris Doctor in Law from St. Mary’s University.

Our Board believes that Mr. Bender is qualified to serve on our Board of Directors because of his extensive financial and accounting experience.

Class II Director and 2023 Director Nominee

Elizabeth Michelle Miller. Mrs. Miller has over 25+ years of experience in banking; she specialized in private banking, lending, and business development. She has served in executive roles for both InterContinental National Bank and Sterling Bank. From July 2005 to September 2008, Mrs. Miller served as a private banker for JPMorgan, San Antonio. From September 2008 to July 2021, Mrs. Miller served as the Senior Vice President of private banking for Broadway Bank, the largest independent bank in San Antonio, Texas.

Mrs. Miller received her Bachelor of Business Administration in Marketing from the University of Texas in 1993. Mrs. Miller actively participates in her local community. Currently, she serves on many non-profit boards and councils, including the Municipal Golf Association of San Antonio. Previously, Mrs. Miller served on the following boards: The Guide Dogs of Texas, United Way of San Antonio, Southwest Foundation for Biomedical Research, Boys and Girls Club of San Antonio and Family Violence Prevention Service/Battered Women’s Shelter.

Our Board believes that Mrs. Miller’s experience in the banking industry provides the Company with key insights on customer relations, organizational management, as well as team and leadership management.

Class III Directors and 2023 Director Nominees

Ernesto R. Beyer. Mr. Beyer has over 25 years of experience in international trade. He is currently serving as Latin America Market Manager of Xcoal Energy & Resources, an American company that is the largest exporter of mineral coal from the United States. Mr. Beyer is the owner of Beyco International, LLC. He has developed and established commercial relationships with some of the largest steel producing companies and power utilities in Latin America, including government owned entities. Mr. Beyer has held managerial and leadership positions as Plant Manager at one of Trinity Industries, Inc.’s railcar manufacturing facilities in Mexico where he led operations from startup to full capacity production.

Mr. Beyer received his Master of Business Administration in International Business from the University of Texas at San Antonio in 1995 and his Bachelor of Science in Electronics and Communications Engineering from Monterrey Institute of Technology and Higher Education in Monterrey, Mexico in I 991.

Our Board believes that Mr. Beyer’s extensive management experience in leadership roles provides our Company with valuable input.

Bradley Rollins. Mr. Rollins is the President and CEO of Dahill Office Technology Corporation, a Xerox company, one of Texas’s largest office technology organizations specializing in complete office automation. Mr. Rollins began his career at Dahill by joining the company’s sales organization in 2000. Quickly advancing through several specialist and management positions, he assumed the role of President and CEO in January 2009. Earlier in his career, Mr. Rollins was a regional sales director for Tri-State Financial Group, a financial planning firm, for over eight years.

Active in community development, Mr. Rollins is currently a board member of the United Way of San Antonio and serves as a regional fundraiser for the MS Society. From January 2014 to January 2015, Mr. Rollins served as a board member for the San Antonio Regional Development Foundation. From January 2013 to January 2014, he was the Chairman of the North San Antonio Chamber of Commerce, where he had been a member since 2008.

Mr. Rollins obtained a business management and mathematics degree from Western Kentucky University.

Our Board believes that Mr. Rollins provides our Company with sales and leadership experience and business acumen.

Committees of the Board of Directors

On May 19, 2015, our Board established our committee structure by appointing an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the Nasdaq Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominations and Corporate Governance Committee. Copies of these charters are available on our website at www.usio.com/invest. The inclusion of the Company’s website address in this Annual Report does not include or incorporate by reference the information on or accessible through the Company’s website, and the information contained on or accessible through the website should not be considered as part of this Annual Report. In addition to the number of meetings referenced below, the Committees also took action by unanimous written consent from time to time.

Information about each of our committees is stated below:

Name of Committee Member	Audit	Compensation	Nominations and Corporate Governance
Blaise Bender
Ernesto Beyer	●	●	●
Elizabeth Michelle Miller	●	●
Bradley Rollins	●	●	●

  Committee Chair                  ● Committee member

Board Meetings and Annual Meeting Attendance

Our Board of Directors held eight meetings during 2022, and in addition, took action from time to time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such Director served on our Board of Directors and of the Committees on which such director served.

We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. All of our Directors attended the 2022 Annual Meeting.

Audit Committee

The Board has established the Audit Committee, which is comprised of Messrs. Bender, Beyer, and Rollins and Mrs. Miller. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Effective April 1, 2019, the Board of Directors determined that Mr. Bender met the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K and appointed him chair of the Audit Committee.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. ADKF, P.C., our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee is not made up of professional accountants or auditors, and its function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discuss ions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal compliance programs.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. For the year ended December 31, 2022, the Audit Committee received the independent registered public accounting firm’s letter and written disclosures required by the Independence Standards Board Standard No. I (Independence Discussions with Audit Committees). The Audit Committee met five times in 2022, and in addition, took action by unanimous written consent from time to time.

Compensation Committee

Effective April 1, 2019, our Board appointed Mr. Bender as chair of the Compensation Committee. Mr. Rollins and Mr. Beyer have served as members of our Compensation Committee since May 19, 2015, and August 29, 2020, respectively, and Mrs. Miller has served as a member of the Compensation Committee since June 2022. Messrs. Bender, Beyer, and Rollins and Mrs. Miller meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Marketplace Rules. The Compensation Committee has a written charter. The Compensation Committee met two times in 2022, and in addition, took action by unanimous written consent from time to time.

The Compensation Committee’s primary function is to assist the Board of Directors in meeting its responsibilities in regard to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies, and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominations and Corporate Governance Committee

Effective April 1, 2019, our Board appointed Mr. Bender as chair of the Nominations and Corporate Governance Committee. Mr. Rollins and Mr. Beyer have served as members of our Governance Committee since May 19, 2015, and August 29, 2020, respectively. Messrs. Bender, Beyer, and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Listing Rules. The Governance Committee has a written charter. The Governance Committee met two times in 2022, and in addition, took action by unanimous written consent from time to time.

Director Independence, Related Person Transactions and Other Legal Information

Independent Directors

Standard for Independence

We determine independence using the definitions set forth in the Nasdaq Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received, how much stock the director or family member of the director owns in the Company and whether the director or family member of the director is associated with the Company’s independent auditor.

The Board has determined that Messrs. Bender, Beyer, and Rollins, and Mrs. Miller are independent as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board of Directors periodically conducts a self-evaluation on keyboard and committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in the Board’s functioning and communication.

Review, Approval, or Ratification of Transactions with Related Persons

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of our Company. Our Audit Committee reviews all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. In carrying out this responsibility, the Audit Committee has determined that we have the following related party transactions.

Louis Hoch

During the year ended December 31, 2022, and 2021, the Company purchased $22,835 and $4,009, respectively, of corporate imprinted sportswear, promotional items, and caps from Angry Pug Sportswear. Louis Hoch, Chairman (since September 2022), President and Chief Executive and Operating Officer is a 50% owner of Angry Pug Sportswear.

Officers and Directors

Share Repurchases

On January 6, 2021, the Company repurchased 11,860 shares for $38,545 in a private transaction at the closing price on January 6, 2021, of $3.25 per share from Tom Jewell, the Company’s Chief Financial Officer, to cover his share of taxes.

On January 6, 2022, we repurchased 11,361 shares for $47,930 in a private transaction at the closing price on January 6, 2022, of $4.21 per share from Tom Jewell, the Company’s Chief Financial Officer, to cover his share of taxes.

On October 4, 2022, we repurchased 26,234 shares for $42,761 in a private transaction at the closing price on October 4, 2022, of $1.63 per share from Louis Hoch, the Company’s Chairman, President and Chief Executive and Operating Officer, to cover his share of taxes.

Equity Grants

On April 1, 2020, the Company granted 1,444,000 shares of restricted common stock with a 10-year vesting period and 103,000 RSUs with a 3-year vesting period to employees and Directors as a performance bonus at an issue price of $1.08 per share. Executive officers and Directors included in the grants were Louis Hoch (300,000 shares), Tom Jewell (200,000 shares), Blaise Bender (10,000 RSUs), Brad Rollins (30,000 RSUs) and Houston Frost (150,000 RSUs).

On November 18, 2021, the Company granted 319,900 shares of restricted common stock with a 10-year vesting period and 141,900 RSUs with a 3-year vesting period to employees and Directors as a performance bonus on at an issue price of $6.39 per share. Executive officers and Directors included in the 10-year restricted stock grant were Louis Hoch (100,000 shares), Tom Jewell (50,000 shares), Greg Carter (30,000 shares) and Houston Frost (25,000 shares). Executive officers and Directors included in the RSU grant were Louis Hoch (30,000 RSUs), Tom Jewell (21,000 RSUs), Greg Carter (9,000 RSUs) Houston Frost (6,000 RSUs), Blaise Bender (12,000 RSUs), Brad Rollins (12,000 RSUs) and Ernesto Beyer (12,000 RSUs).

On February 8, 2022, the Company granted 1,000 RSUs with a 3-year vesting period to Houston Frost as a performance bonus at an issue price of $3.32 per share.

On June 26, 2022, the Company granted 66,667 RSUs with a 3-year vesting period to Elizabeth Michelle Miller for joining the Board of Directors at an issue price of $2.28 per share.

On February 8, 2023, the Company granted 1,403,000 shares of restricted common stock with a 10-year vesting period and 273,000 RSUs with a 3-year vesting period to employees and Directors as a performance bonus at an issue price of $1.75 per share. Executive officers and Directors included in the 10-year restricted stock grant were Louis Hoch (330,000 shares), Tom Jewell (200,000 shares), Greg Carter (100,000 shares) and Houston Frost (100,000 shares). Executive officers included in the RSU grant were Louis Hoch (33,000 RSUs), Tom Jewell (21,000 RSUs), Greg Carter (12,000 RSUs) and Houston Frost (12,000 RSUs).

On March 16, 2023, the Company granted 69,000 RSUs with a 3-year vesting period to Directors as a performance bonus at an issue price of $1.60 per share. Directors included in the RSU grant were Blaise Bender (21,000 RSUs), Brad Rollins (21,000 RSUs), Ernesto Beyer (21,000 RSUs) and Elizabeth Michelle Miller (6,000 RSUs).

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Other Involvement in Certain Legal Proceedings

None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

Board Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. Listing Rule 5605(f) (the “Diverse Board Representation Rule”) requires each NASDAQ-listed company which has five or fewer directors such as Usio, subject to certain exceptions, (1) to have at least one director who self-identifies as female, Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (2) to explain why the company does not have at least one director on its board who self-identifies in the categories listed above. In addition, Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. In the matrix below, we have provided the statistical information required by the Board Diversity Disclosure Rule. Pursuant to Nasdaq Listing Rule 5606, as of April 28, 2023, our directors self-identify as follows:

Pursuant to Nasdaq Listing Rule 5606, as of April 27, 2022, our directors self-identify as follows:

	Female	Male
Total Number of Directors	5
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
White	1	3
Hispanic or Latinx		1

Information about Corporate Governance

Board Leadership Structure

Mr. Michael Long served as our Chairman of our Board of Directors from July 1998 until his death on September 7, 2022.

Since August 4, 2016, Mr. Hoch has been our Chief Executive Officer. Mr. Hoch manages the day-to-day affairs of our Company and leads the Board meetings. Mr. Hoch has also served as our President, Chief Operating Officer, and a director of our Company since July 1998, and, since September 7, 2022, he has also served as Chairman of our Board of Directors. Our Board appointed Mr. Rollins as independent director on May 5, 2017. Effective April 1, 2019, our Board appointed Mr. Bender as independent director. Mr. Beyer was appointed to our Board on August 29, 2020. Effective June 15, 2022, our Board appointed Mrs. Miller as an independent director. Our Board believes that having a majority of independent directors serves our Company well.

The Board believes that its structure should be informed by the needs and circumstances of our Company, the Board, and our stockholders. With this in mind, the Board believes that the Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with Usio’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes this provides Usio with an efficient and effective leadership model. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

●	a strong, independent director role;
●	regular executive sessions of the independent directors; and
●	annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

Risk Oversight Management

The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; and risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise. The Nominations and Corporate Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives, and skills. The Nominations and Corporate Governance Committee selects nominees for director based on each of the nominee’s character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy; however, the Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, technology and in other areas that are relevant to our activities.

The Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to our Company and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Governance Committee believes it is appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “in dependent director” as defined by the Nasdaq Listing Rules. The Governance Committee also believes it’s appropriate for key members of our management to participate as members of the Board of Directors. Prior to each annual meeting of stockholders, the Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director. and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders. The Governance Committee recommended the nominees for election included in this Proxy Statement.

We consider recommendations for director candidates from our directors, officers, employees, stockholders, customers, and vendors. Stockholders wishing to nominate individuals to serve as directors may submit such nominations, along with a nominee’s qualifications, to our Board of Directors at Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas, 78231, and the Board of Directors will consider such nominee. For important information relating to the document for submitting director nominations, please see “How do I nominate Directors” on page 36 of this proxy statement.

Shareholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to:  Secretary, Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas, 78231. Please include your name and address in the written communication and indicate whether you are a stockholder of Usio. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Director Compensation

The following table sets forth information concerning the compensation provided to each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2022. Compensation provided to Directors who are also employees is listed in the Summary Compensation Table for the years ended December 31, 2022, and 2021 in the section “Executive Compensation.”

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)	All other compensation ($)	Total ($)
Michael R. Long (3)	184,385	--	11,584 (4)	195,969
Blaise C. Bender	19,000	--	--	19,000
Bradley Rollins	4,000	--	--	4,000
Ernesto R. Beyer	4,000	--	--	4,000
Elizabeth Michelle Miller	2,000	184,668	--	186,668

(1)	Represents meeting fees, except for Mr. Long.

(2)

Represents the aggregate grant date fair value of stock awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. See Note 10 to the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

As of December 31, 2022, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors who served on our Board during 2022 was:

Name	Stock Awards	Vested	Unvested
Blaise C. Bender	86,477	78,477	8,000
Bradley Rollins	108,667	100,667	8,000
Ernesto R. Beyer	78,667	70,667	8,000
Elizabeth Michelle Miller	66,667	--	66,667

(3)

Michael Long is our long-time Co-Founder and served as our Chief Executive Officer until August 4, 2016. He serves as our Chairman of the Board since July 1998. Mr. Long elected to receive a base salary of $255,000 per year in lieu of the base salary of $375,000 that would have been due to him for 2017 under the employment agreement effective February 27, 2007, as amended. No deferred compensation is owed to Mr. Long for 2022. Mr. Long passed away on September 7, 2022.

(4)	Mr. Long’s other compensation in 2022 consisted of $1,765 in 401(k) contributions and $9,819 in life insurance benefits.

Narrative to Director Compensation Table

During 2022, Mr. Hoch received no compensation for serving on our Board of Directors due to his position as Chief Executive and Operating Officer and President of our Company. Mr. Hoch’s compensation is detailed in the section “Executive Compensation."

Mr. Michael Long is our Co-Founder and served as our Chief Executive Officer from July 1998 until August 2016 and Chairman of the Board from July 1998 until September 2022. On August 4, 2016, Mr. Long retired as our Chief Executive Officer but continued to provide his extensive knowledge as our Chairman of the Board. Prior to Mr. Long’s retirement, we entered into an employment agreement effective February 27, 2007, as amended. In connection with Mr. Long’s retirement as our Chief Executive Officer, we agreed to continue paying his agreed-upon compensation, benefits, and expense reimbursements. The agreement provided for an annual base salary of $375,000 per year, unless increased by us. In addition, Mr. Long was entitled to receive an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. In 2022, Mr. Long elected to receive a base salary of $255,000 per year in lieu of the base salary of $375,000 that would have been due to him for 2022 under the employment agreement and no bonus compensation. No deferred compensation was owed to Mr. Long for 2022. Mr. Long passed away on September 7, 2022.

Michael Long was entitled to certain Deferred Compensation, to be paid within thirty (30) days of his death. Mr. Long’s beneficiary, Katherine Ayers, received payment from three life insurance policies purchased by the Company in the total amount of $665,000.00. Based on Mr. Long’s annual compensation of $255,000.00, the amount due and owing to Mr. Long for Deferred Compensation was $752,250.00. This amount was calculated by multiplying Michael's annual salary by 2.95 (per Mr. Long’s employment agreement). After offsetting the insurance payments by the Company to Ms. Ayers, the balance owed to Mr. Long's estate for Deferred Compensation was $87,250.00 to be paid in equal payments of $2,423.61 over thirty -six months. The Company agreed to accelerate the monthly payments into a single lump sum payment of $87,500. On December 19, 2022, Ms. Ayers, on behalf of Michael Long’s estate, signed a full release for the lump sum payments.

We have entered into independent director agreements with all our independent directors, Messrs. Bender, Rollins, and Beyer and Mrs. Miller. Per the agreements, we agreed to pay each director $1,000 per quarter for participating in board and committee meetings, including the annual stockholder meeting. As chair of the Audit Committee, Mr. Bender received $15,000 in additional annual compensation, but no additional compensation for ad hoc or preparatory meetings or for being the chair of another committee. Our directors do not receive any additional compensation for ad hoc or preparatory meetings or for being the chair of a committee, other than the chair of the Audit Committee who receives an additional $15,000 per annum upon the timely filing of the annual report with the Securities and Exchange Commission. In addition, an Audit Committee member who is not a chairperson but holds a valid CPA license will receive an additional $5,000 per annum.

Pursuant to the independent director agreements, the terms of their respective directorships terminate on the earliest of the following: (a) the death or disability of the director; (b) the termination of the director from membership on the Board by mutual agreement; (c) the removal of the respective director from the Board by the majority stockholders of the Company; and (d) the resignation by the director from the Board.

All RSUs were granted for services on our Board of Directors. Any unvested units are forfeited upon termination of the directorship for any reason.

Executive Officers

Executive Officers’ Biographies and Qualifications

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Usio are stated below.

The following table sets forth information regarding our executive officers, including their ages as of April 27, 2023:

Name	Age	Position(s)
Louis A. Hoch	57	Chairman, President, and Chief Executive & Operating Officer
Tom Jewell	66	Chief Financial Officer
Houston Frost, PhD	41	Senior Vice President, Corporate Development and Prepaid Services
Greg Carter	59	Executive Vice President, Payment Acceptance

Louis A. Hoch. For Mr. Hoch’s biography, please refer to the section entitled For Mr. Hoch’s biography, please refer to the section entitled, “Director Biographies and Qualifications.”

Tom Jewell. Mr. Jewell is a Certified Public Accountant who served as our Senior Vice President and Chief Financial Officer since January 6, 2017. He was a member of our Board of Directors from November 11, 2016, to January 6, 2017. Mr. Jewell has over 35 years of business leadership experience focused on management, auditing, accounting, internal controls, and finance. Previously, Mr. Jewell was the founder and owner of LTJ Financial Consulting, LLC. LTJ Financial Consulting provided Chief Financial Officer and Controller advisory services for middle market companies in need of accounting process improvements and business scaling. Mr. Jewell performed this role from May 2009 to January 2017. His clients included start-ups seeking funding, clients in retail, staffing, construction, and software industries and included serving as an FDIC approved consultant assisting the FDIC close failed banking institutions during the banking crisis. Prior to 2009, Mr. Jewell served as Chief Financial Officer for a multi-state photography studio chain from 2007 to 2009. Prior to 2007, Mr. Jewell provided financial leadership to divisional units of RadioShack, Verizon, and Kentucky Fried Chicken. Mr. Jewell began his career at Touche Ross (Deloitte). Mr. Jewell was a member of the Dallas and Fort Worth chapters of Financial Executives International (FEI) and a founding member of the Dallas Chapter of the CFO Leadership Council until 2018.

Mr. Jewell received his Bachelor of Business Administration in accounting from Marshall University in 1978 and his Master of Business Administration in Finance from Bellarmine University; Mr. Jewell graduated Magna Cum Laude from both universities.

Houston Frost, Ph.D. Mr. Frost has served as our Senior Vice President Corporate Development and Prepaid Products since December 2014. Motivated by the desire to reinvent the prepaid card, in 2010, Mr. Frost was the Co-Founder, President and Chief Executive Officer of Akimbo Financial, Inc. Mr. Frost has more than six years of experience in the prepaid and payments industry and ten years of experience in financial services. Prior to Akimbo, Mr. Frost worked in New York as an Associate at JPMorgan Chase & Co. on the Fixed-Income Strategy team. Currently, Mr. Frost is a director of Trans Pecos Banks, SSB, Texas.

Mr. Frost earned his Ph.D. in Chemical and Biological Engineering from Northwestern University in 2007 and a Bachelor of Science in Chemical and Biological Engineering from the University of Colorado in 2003.

Greg Carter. Mr. Carter, a veteran of the United States Marine Corps, has been with the Company for over three years and currently serves as our Executive Vice President of Payment Acceptance. Mr. Carter has served in numerous senior management roles within the telecommunications, billing and settlement, and retail industries. Notably, from August 2004 to May 2012, Mr. Carter was the Chief Executive Officer for BSG Clearing Solutions, with revenues of $142 million dollars. Additionally, Mr. Carter has held senior-level sales and marketing roles at MCI/Telecom *USA, US Long Distance, Qwest and nii Communications.

Mr. Carter earned his bachelor’s degree in political science from the University of Iowa in 1987.

Certain Corporate Governance Matters

Committees

On May 19, 2015, our Board established our committee structure by appointing an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the Nasdaq Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominations and Corporate Governance Committee. Copies of these charters are available on our website at www.usio.com/invest. The inclusion of the Company’s website address in this Annual Report does not include or incorporate by reference the information on or accessible through the Company’s website, and the information contained on or accessible through the website should not be considered as part of this Annual Report. In addition to the number of meetings referenced below, the Committees also took action by unanimous written consent from time to time.

Audit Committee

The Board has established the Audit Committee, which is comprised of Messrs. Bender, Beyer, and Rollins and Mrs. Miller. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Effective April 1, 2019, the Board of Directors determined that Mr. Bender met the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K and appointed him chair of the Audit Committee.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. ADKF, P.C., our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee is not made up of professional accountants or auditors, and its function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal compliance programs.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. For the year ended December 31, 2022, the Audit Committee received the independent registered public accounting firm’s letter and written disclosures required by the Independence Standards Board Standard No. I (Independence Discussions with Audit Committees). The Audit Committee met five times in 2022, and in addition, took action by unanimous written consent from time to time.

Compensation Committee

Effective April 1, 2019, our Board appointed Mr. Bender as chair of the Compensation Committee. Mr. Rollins and Mr. Beyer have served as members of our Compensation Committee since May 19, 2015, and August 29, 2020, respectively, and Mrs. Miller has served as a member of the Compensation Committee since June 2022. Messrs. Bender, Beyer, and Rollins and Mrs. Miller meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Marketplace Rules. The Compensation Committee has a written charter. The Compensation Committee met two times in 2022, and in addition, took action by unanimous written consent from time to time.

The Compensation Committee’s primary function is to assist the Board of Directors in meeting its responsibilities in regard to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies, and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominations and Corporate Governance Committee

Effective April 1, 2019, our Board appointed Mr. Bender as chair of the Nominations and Corporate Governance Committee. Mr. Rollins and Mr. Beyer have served as members of our Governance Committee since May 19, 2015, and August 29, 2020, respectively. Messrs. Bender, Beyer, and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Listing Rules. The Governance Committee has a written charter. The Governance Committee met two times in 2022, and in addition, took action by unanimous written consent from time to time.

Other Involvement in Certain Legal Proceedings

None of our executive officers have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

Executive Compensation

Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended December 31, 2021. In accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Louis A. Hoch, President, Chief Executive and Operating Officer;

•	Tom Jewell, Chief Financial Officer;

•	Houston Frost, Senior Vice President, Corporate Development and Prepaid Services; and

•	Greg Carter, Executive Vice President, Payment Acceptance.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regard to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies, and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled Board and committee meetings. The Compensation Committee administers our incentive plans and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at www.usio.com/invest.

Compensation Philosophy and Objectives

Due to the size of our Company, the performance of the Named Executive Officers directly affects all aspects of our results. Consequently, our compensation philosophy is to reward executive officers for the achievement of short- and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term stockholder value. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities, and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers that contribute to our long-term success. The compensation of our Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, restricted stock awards and stock options with the possibility to earn bonuses.

Summary Compensation Table for the Years Ended December 31, 2021 and 2020

The following table sets forth the compensation for the years ended December 31, 2022 and 2021 awarded to, earned by, or paid to (i) all persons who served as our principal executive and principal financial officers during the last fiscal year; (ii) our most highly compensated executive officer other than the principal executive and principal financial officers; and (iii) one other person for whom disclosure would have been provided but for the fact that the person was not serving as an executive officer at the end of the last fiscal year. We refer to the individuals included in the Summary Compensation Table as our “named executive officers.”

Name and Principal Position	Fiscal Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Louis A. Hoch Vice Chairman, President and Chief Executive and Operating Officer	2022	588,000	--	--	33,168	621,168
	2021	495,385	--	830,700	29,401	1,355,486
Tom Jewell Chief Financial Officer	2022	325,000	--	--	23,712	348,712
	2021	246,538	--	453,690	19,820	720,048
Houston Frost SVP, Corporate Development and Prepaid Services	2022	209,000		3,360	8,969	221,329
	2021	174,154	--	198.090	7,575	379,819
Greg Carter EVP, Payment Acceptance	2022	250,000	--	--	20,068	270,086
	2021	208,462	--	249,210	19,956	474,628

(1)

Represents the aggregate grant date fair value of stock awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. See Note to the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission for a discussion of all assumptions made in the calculation of this amount.

(2)	The following table provides the details for the amounts reported in this column for each Named Executive Officer:

Name	Fiscal Year	Matching 401(k) Contributions ($)	Life Insurance premiums ($)	Membership Dues
Louis Hoch	2022	12,200	8,611	12,357
	2021	11,600	7,001	10,800
Tom Jewell	2022	10,500	5,106	8,106
	2021	9,862	2,758	7,200
Houston Frost	2022	8,360	609	--
	2021	6,966	609	--
Greg Carter	2022	10,000	1,980	8,106
	2021	7,708	2,048	7,200

Narrative to Summary Compensation Table

Named Executive Officer Employment Agreements

We entered into an employment agreement with Louis A. Hoch effective February 27, 2007, as amended. Under the agreement, Mr. Hoch agreed to serve as our Vice Chairman of the Board, President and Chief Executive and Operating Officer. Mr. Hoch assumed the Chief Executive Officer role in August 2016 and the role of Chairman of the Board in September 2022. The employment agreement, as amended, provides for an annual base salary of $610,000 per year, unless increased by us. Mr. Hoch is also entitled to participate in any Company bonus program, option program or other equity program for senior executive officers commensurate with his position and duties.

We entered into an employment agreement with Mr. Jewell on January 6, 2017, as amended. Pursuant to the employment agreement, we agreed to pay Mr. Jewell a base annual salary of $325,000 effective November 22, 2021, increased from $240,000. In addition, Mr. Jewell will be entitled to receive performance stock grants or stock options and other equity-based awards as awarded by our management annually up to an amount not exceeding 50% of the highest salary received in any year of the agreement. Mr. Jewell also received 200,000 restricted stock units, or RSUs, convertible into shares of our common stock, pursuant and subject to the terms of our 2015 Equity Incentive Plan. Such units vested in five equal installments, which began on January 6, 2018, and continued through January 6, 2022. The employment agreement has a term of two years with a renewal of one-year increments. The current term of Mr. Jewell’s employment agreement commenced on April 18, 2023.

Mr. Frost received 266,667 shares of our common stock to be vested 120,000 shares in equal increments of 3,334 shares a month of which the first tranche of 3,334 shares vested on January 31, 2015, and the last tranche vested on December 31, 2017. The remaining shares vest on January 31, 2025. Mr. Frost will also be entitled to receive stock grants and future stock options and other equity-based awards as authorized by our executive compensation committee and/or our Chief Executive Officer. Since January 1, 2017, Mr. Frost has served as our Senior Vice President Corporate Development and Prepaid Products at-will with a salary of $200,000 per annum effective November 22, 2021, from $172,000 per annum effective October 12, 2020.

Mr. Carter has 175,000 restricted shares of common stock which will vest on December 31, 2029. Mr. Carter will also be entitled to receive stock grants and future stock options and other equity-based awards as authorized by our executive compensation committee and/or our Chief Executive Officer. From December 2, 2019, to February 17, 2023, Mr. Carter served as our Executive Vice President, Payment Acceptance, at-will with a salary of $205,000 per annum, raised to $250,000 per annum effective November 22, 2021. Effective on February 17, 2023, the Company entered into an employment agreement with Mr. Carter. Under the terms of this agreement, Mr. Carter will receive an annual salary of $250,000; Override/Commissions of 10% of the actual cash commissions paid to salespersons under direct management of Mr. Carter to be paid quarterly; and the payment of a one-time signing bonus of $40,000.

On April 1, 2020, the Company granted 1,444,000 shares of restricted common stock with a 10-year vesting period and 103,000 RSUs with a 3-year vesting period to employees and Directors as a performance bonus at an issue price of $1.08 per share. Executive officers and Directors included in the grants were Louis Hoch (300,000 shares), Tom Jewell (200,000 shares), Blaise Bender (10,000 RSUs) and Brad Rollins (30,000 RSUs).

The Company granted 319,900 shares of common stock with a 10-year vesting period and 141,900 RSUs with a 3-year vesting period to employees and Directors as a performance bonus on November 18, 2021, at an issue price of $6.39 per share. Executive officers and Directors included in the 10-year grant were Louis Hoch (100,000 shares), Tom Jewell (50,000 shares), Greg Carter (30,000 shares) and Houston Frost (25,000 shares). Executive officers and Directors included in the RSU grant were Louis Hoch (30,000 RSUs), Tom Jewell (21,000 RSUs), Greg Carter (9,000 RSUs) Houston Frost (6,000 RSUs), Blaise Bender (12,000 RSUs), Brad Rollins (12,000 RSUs) and Ernesto Beyer (12,000 RSUs).

The Company granted 1,000 RSUs with a three-year vesting period to Houston Frost as a performance bonus on February 8, 2022, at an issue price of $3.32 per share.

The Company granted 1,403,000 shares of restricted common stock with a 10-year vesting period and 273,000 RSUs with a 3-year vesting period to employees and Directors as a performance bonus on February 8, 2023, at an issue price of $1.75 per share. Executive officers and Directors included in the 10-year restricted stock grant were Louis Hoch (330,000 shares), Tom Jewell (200,000 shares), Greg Carter (100,000 shares) and Houston Frost (100,000 shares). Executive officers included in the RSU grant were Louis Hoch (33,000 RSUs), Tom Jewell (21,000 RSUs), Greg Carter (12,000 RSUs) and Houston Frost (12,000 RSUs).

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of unvested stock awards by grant date outstanding on December 31, 2022, the last day of our fiscal year, to each of the named executive officers included in the Summary Compensation Table. Share numbers have been adjusted for 1-for-15 reverse stock split effective July 23, 2015.

	Stock awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Louis A. Hoch
	12/29/2014	533,334 (2)	879,999
	11/22/2017	300,000 (3)	495,000
	4/1/2020	300,000 (4)	495,000
	11/18/2021	20,000 (6)	33,000
	11/18/2021	100,000 (5)	165,000

Tom Jewell
	11/22/2017	150,000 (3)	247,500
	4/1/2020	200,000 (4)	330,000
	11/18/2021	14,000 (5)	23,100
	11/18/2021	50,000 (6)	82,500

Houston Frost	12/23/2014	146,667 (7)	242,000
	11/22/2017	100,000 (3)	165,000
	4/1/2020	150,000 (4)	247,500
	11/18/2021	4,000 (6)	6,600
	11/18/2021	25,000 (5)	41,250
	02/08/2022	1,000 (8)	1,650

Greg Carter	12/31/2019	175,000 (9)	288,750
	11/18/2021	6,000 (6)	9,900
	11/18/2021	30,000 (5)	49,500

(l)   Calculated using the Nasdaq Capital Market closing price of $1.65 per share of our common stock on the last trading day of our fiscal year, or December 31, 2022.

(2)  Vests on December 29, 2024, or earlier upon a change of control.

(3)  Vests on November 22, 2027, or earlier upon a change of control.

(4)  Vests on April 1, 2030, or earlier upon a change of control.

(5)  Vests on November 18, 2031, or earlier upon a change of control.

(6)  Vests in two equal tranches on November 18, 2023, and 2024 or earlier upon a change of control.

(7)  Vests on December 23, 2024, or earlier upon a change of control.

(8)  Vests in three equal tranches on February 8, 2023, 2024, and 2025 or earlier upon a change of control.

(9)  Vests on December 31, 2029, or earlier upon a change of control.

(10)Vests on December 31, 2029, or earlier upon a change of control.

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans. We do have a tax-qualified defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. All of our eligible full and part-time employees who meet certain age requirements may participate in these 401(k) plans. Participants may contribute between 1% and 80% of their pre-tax compensation but may not contribute more than the maximum as mandated by law. The 401(k) plan allows for us to make discretionary and matching contributions. In 2022 and 2021, the Company matched 100% of employee contributions up to 3% and 50% of the employee contribution over 3% with a maximum employee contribution of 5%. The Company made matching contributions of $262,530 and $212,870 in 2022 and 2021, respectively.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

The employment agreements we entered into with Mr. Hoch, Mr. Jewell, and Mr. Carter each provide for potential payments upon termination or a change of control.

Pursuant to our employment agreement with Louis Hoch, Chairman of the Board, President, Chief Executive and Operating Officer, and President, as amended, in the event of change in control, termination without cause, or non-renewal of the employment agreement, we will be liable for separation payments, equaling an amount of (a) 2.95 of the base salary and bonus payments, plus (b) a pro rata portion of the annual bonus based on the number of days elapsed in the year prior, plus (c) 2.0 times the base salary for non-competition, and (d) one year of continuing other benefits. We will also accelerate vesting of stock incentive awards, which as of December 31, 2022, is approximately $3,020,656.

In the case of termination of the agreement due to the death of Mr. Hoch, we will be liable for separation payments, equaling an amount of 2.95 of the base salary. The deferred compensation does not include amounts paid or accrued to Mr. Hoch for bonuses or bonus compensation, benefits, or equity awards. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. No deferred compensation will be due as long as we and/or an insurance company continue to pay Mr. Hoch’s base salary, minus any monthly base salary already paid to the executive prior to his death pursuant to his disability, to his estate for a period of up to 36 months. If these continuing payments cease before 36 months, we will have to pay his estate the deferred compensation minus any base salary payments within 30 days of the cessation. Further, all stock options and other equity-based awards issued to the executive and all restricted stock granted to Mr. Hoch shall continue on their vesting schedule.

In the case of termination of the agreement due to disability without death by Mr. Hoch, we will be liable for separation payments, equaling an amount of disability benefits constituting base salary for 36 months. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. Further, all stock options and other equity-based awards issued to Mr. Hoch and all restricted stock granted to Mr. Hoch shall continue on their vesting schedule. No further compensation will be due for compliance with the agreements’ non-compete, non-solicitation and disparagement clauses.

Pursuant to our employment agreement with Mr. Jewell, our Chief Financial Officer, in the event of a change in control, termination upon our default, by Mr. Jewell without cause, we will be liable for separation payments. The deferred compensation shall be the amount which is calculated as the base salary payments Mr. Jewell would have received had his employment continued for the remaining term of the employment agreement (including yearly increases calculated at the maximum increase for the prior two years) plus twelve months of base salary, plus all of the benefits remaining under the employment agreement and a pro-rata portion of the bonus compensation for that year. In addition, all stock options and other equity-based awards and restricted stock granted to Mr. Jewell will become fully vested.

Pursuant to our employment agreement with Mr. Carter, our Executive Vice President, Payment Acceptance, in the event of a change in control, termination upon our default, by Mr. Carter without cause, we will be liable for separation payments. The deferred compensation shall be the amount which is calculated as the base salary payments Mr. Carter would have received had his employment continued for the remaining term of the employment agreement (including yearly increases calculated at the maximum increase for the prior two years), plus all of the benefits remaining under the employment agreement and a pro-rata portion of the bonus compensation for that year. In addition, all stock options and other equity-based awards and restricted stock granted to Mr. Carter will become fully vested.

Pay For Performance

The following tables sets forth information concerning the compensation of our chief executive officer, or “CEO,” and, on an average basis, the compensation of our non-CEO named executive officers, or “non-CEO NEOs,” for each of the fiscal years ending December 31, 2022, and 2021, as such compensation relates to our financial performance for each such fiscal year.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1,2)	Average Summary Compensation Table Total for non-PEO NEOs ($)(1)	Average Compensation Actually Paid to non-PEO NEOs ($)(1,2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(3)	Net Income ($ in thousands)
2022	621,168	(2,979,368)	280,042	(686,970)	61.80	(5,483)
2021	1,355,486	2,176,220	524,832	678,564	163.30	(322)

(1) For each year in the above table, the PEO is Louis A. Hoch, President and Chief Executive Officer, and the non-PEO NEOs are Tom Jewell, Chief Financial Officer, Houston Frost, Senior Vice President, and Greg Carter, Executive Vice President.

(2) Compensation actually paid for the PEO and average compensation actually paid for our non-PEO NEOs in 2021 and 2022 reflect the respective amounts set forth in columns (b) and (d), adjusted in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year.

2022	PEO 2022	Average Non-PEO NEOs 2022
Summary Compensation Table Total	621,168	280,042
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	-	(1,120)
Plus Fair Value for Award Granted in the Covered Year	-	(570)
Change in Fair Value of Outstanding Unvested Awards from Fair Value of Outstanding Unvested Award from Prior Years	(3,396,535)	(954,523)
Change in Fair Value of Awards from Prior Year that Vested in the Covered Year	(204,001)	(10,800)
Compensation Actually Paid	(2,979,368)	(686,970)

2021	PEO 2021	Average Non-PEO NEOs 2021
Summary Compensation Table Total	1,355,486	524,832
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(830,700)	(300,330)
Plus, Fair Value for Award Granted in the Covered Year	(263,900)	(95,410)
Change in Fair Value of Outstanding Unvested Awards from Fair Value of Outstanding Unvested Award from Prior Years	1,915,334	541,739
Change in Fair Value of Awards from Prior Year that Vested in the Covered Year	-	7,733
Compensation Actually Paid	2,176,220	678,564

(3) Total Shareholder Return assumes $100 was invested in our common stock on December 31, 2020, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends.

Relationship Between Pay and Performance

The relationship between compensation actually paid to our NEO and the average of the compensation actually paid to our other non-PEO NEOs and the performance measures shown in the table above is described in further detail below. As illustrated below, the compensation actually paid to our PEO and the other non-PEO NEOs, as calculated in accordance with the SEC requirements, has generally declined over the full two-year period as have the performance measures of TSR and net income disclosed in the table above.

Relationship Between Compensation Actually Paid to our PEO and the Average Compensation Actually Paid to our Non-PEO NEOs vs. TSR.

From 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the non-PEO NEOs decreased by 236.9% and 201.2%, respectively, compared to the Company’s cumulative TSR of 61.8% over the same period.

Relationship Between Compensation Actually Paid to our PEO and the Average Compensation Actually Paid to our Non-PEO NEOs vs. Net Income.

From 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the non-PEO NEOs decreased by 236.9% and 201.2%, respectively, compared to a decrease in the Company’s net income of $5.2 million, or approximately 1,602.8%, over the same period.

Proposal No. 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934. As required pursuant to Section 14A of the Exchange Act, Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers for the year ended December 31, 2022. The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers for the year ended December 31, 2023.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers.

As discussed under the heading “Executive Compensation – Compensation Overview” in this Proxy Statement, our compensation objectives are to attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

•

the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased shareholder value.

Required Vote and Voting Recommendation

Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Your Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

 “RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of our Names Executive Officers as disclosed pursuant to the compensation disclosure rules of SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation.”

Proposal No. 3 – Approval of Employee Stock Purchase Plan

Our board of directors adopted our 2023 Employee Stock Purchase Plan, or ESPP, in May 2023 The purpose of the ESPP is to give certain employees of the Company and its subsidiaries an opportunity to purchase shares of common stock. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment because of deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws. The following is a brief summary of the ESPP, a copy of which is attached as Appendix A to this proxy statement.

Summary

Share reserve. The ESPP initially authorizes the issuance of 2,500,000 shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance automatically increases on January 1 of each calendar year, beginning on January 1, 2024 through December 31, 2033, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the fiscal year before the date of the automatic increase (determined on an as-converted to voting common stock basis); and (ii) such number of shares of common stock that would cause the aggregate number of shares of common stock then reserved for issuance under the ESPP to not exceed 2,500,000 shares; provided that before the date of any such increase, our board of directors may determine that there will be no increase or that such increase will be for a lesser number of shares. As of the date hereof, no shares of our common stock have been purchased under the ESPP.

Administration. Our board of directors administers the ESPP and may delegate its authority to administer the ESPP to our compensation committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our board of directors, including: (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year, or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each calendar year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.

Changes to capital structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the board of directors will make appropriate adjustments to: (1) the class(es) and maximum number of shares reserved under the ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to and purchase price applicable to outstanding offerings and purchase rights, and (4) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate transactions. In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase.

Under the ESPP, a corporate transaction is generally the consummation of: (1) a sale of all or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger, consolidation or similar transaction where we do not survive the transaction, and (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

ESPP amendment or termination. Our board of directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

New Plan Benefits. Benefits under the ESPP will depend on participants’ elections to participate and the fair market value of our common stock at various future dates. As a result, it is not possible as of the date of this summary to determine future benefits that will be received by executive officers and other employees; provided that, as noted above, employees who are Section 16(a) officers are ineligible to participate in the ESPP. Each participant is limited to the $25,000 annual purchase restriction as well as the participant and purchase period restrictions described above.

Federal Tax Consequences

The following summary generally describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the ESPP to Usio and participating employees as of the date of this proxy statement. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or Usio. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

As noted above, the ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under Section 423 of the Code, an employee who elects to participate in the ESPP will not recognize income and Usio will not receive a deduction at the time a purchase right is granted or when the shares purchased under the ESPP are transferred to the participant. Participants will, however, recognize income when they sell or dispose of the shares purchased under the ESPP. If an employee disposes of such shares after two years from the date of grant of the purchase right and after one year from the date of the purchase of such shares (or if the employee dies), the employee will recognize ordinary income for the year in which such disposition occurs (or the employee’s taxable year ending with his or her death) in an amount equal to the lesser of:

●	the excess of the fair market value of such shares at the time of disposition (or death) over the purchase price; or

●	the excess of the fair market value of the shares at the time of the grant of the purchase right over the purchase right price on the date of the purchase right grant.

Except in the case of the employee’s death, the employee’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income. Any additional gain or loss will be a long-term capital gain or loss. Usio will not be entitled to a tax deduction when the shares are disposed of after the expiration of the two-year and one-year periods.

If an employee dispose of the shares purchased under the ESPP within such two-year or one-year periods, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, Usio will be entitled to a tax deduction equal to the amount the employee is required to include as ordinary income as a result of such disposition to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

The Committee may authorize offerings that are not intended to comply with Section 423 of the Code, in which case different tax consequences will apply. Upon the purchase of shares under the ESPP, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid by the employee for such shares, and Usio will be entitled to a corresponding deduction for federal income tax purposes. In addition, upon the disposition of such shares, the employee will recognize a capital gain or loss in an amount equal to the difference between the selling price of such shares and the fair market value of such shares on the date of purchase. Usio will not receive a deduction for federal income tax purposes with respect to any capital gain or loss recognized by the employee.

Your Board of Directors recommends that stockholders vote to approve the Usio, Inc. 2023 Employee Stock Purchase Plan.

SHARE OWNERSHIP

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	349,700	$3.92	7,444,266
Equity compensation plans not approved by security holders	--	--	--
Total	349,700	$3.92	7,444,266

Our 2015 Equity Incentive Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code and the grant of stock options, restricted stock, stock units, performance awards, or other awards to employees, non-employee directors, and consultants.

The Board of Directors authorized 5,000,000 shares (adjusted for the l-for-15 reverse split effective on July 23, 2015) of our common stock for issuance under the 2015 Equity Incentive Plan, including automatic increases provided for in the 2015 Equity Incentive Plan through fiscal year 2025. The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase, with no further action by the stockholders, on the first business day of each fiscal year during the term of the Plan, beginning January l, 2016, in an amount equal to 5% of the issued and outstanding shares of stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the Administrator. On January 1, 2023, 2022 and 2021, respectively, the number of authorized common shares under the plan increased by 1,254,898, 1,273,672, and 1,248,749, respectively, in accordance with the automatic increase provision described above.

Security Ownership of Certain Beneficial Owners

The following tables set forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of May 15, 2023 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our Named Executive Officers, (iii) each of our current directors, and (iv) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after May 15, 2023. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Shareholders Known by Us to Own 5% or More of Our Common Stock

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned (1)
National Services, Inc. (2) 750 E. Green St. Pasadena, CA 91101	2,531,427	9.5%
Katherine Ayers, Surviving Spouse of Michael Long	1,901,873	7.2%
Topline Capital Partners, L.P. (3) 2913 3rd Street, Unit 201 Santa Monica, CA 90405	2,037,287	7.7%

(1)  On April 27, 2023, we had a total of 26,527,534 shares of common stock issued and outstanding (which excludes 1,951,709 treasury shares). Unless otherwise noted, the address of each beneficial owner is c/o Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231.

(2)  Based upon the Schedule 13G filed with the SEC by National Services, Inc. on March 23, 2016.

(3)  Based upon the Schedule 13G/A (the “13G/A”) filed with the SEC by Topline Capital Partners, L.P. (the “Fund”), Topline Capital Management, LLC (“TCM”) and Collin McBirney on February 13, 2023. As set forth in the 13G/A, the shares of our common stock reported on the 13 G/A as beneficially owned by TCM are held by and for the benefit of the Fund. According to the 13G/A, under the definition of “beneficial ownership” in Rule 13d-3 under the Exchange Act, it is also possible that the individual general partners, executive officers, and members of the foregoing entities might be deemed the “beneficial owners” of some or all of the shares insofar as they may be deemed to share the power to direct the voting or disposition of such shares. TCM, as the investment manager and general partner of the Fund, and Collin McBirney, as the member-manager of TCM, may, therefore, be deemed to beneficially own the shares held by the Fund for the purposes of Rule 13d-3 under the Exchange Act insofar as they may be deemed to have the power to direct the voting or disposition of those shares. As set forth in the 13G/A, neither the filing of the 13G/A nor any of its contents shall be deemed to constitute an admission that any of TCM or Mr. McBirney is, for any other purpose, the beneficial owner of any of the shares held by the Fund, and each of TCM and Mr. McBirney expressly disclaims beneficial ownership as to the shares held by the Fund, except to the extent of its or his pecuniary interests therein.

Officers and Directors

Amount of Beneficial Ownership					Percent of Shares Beneficially Owned (3)
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Rights to Acquire (2)	Total
Louis Hoch	President, Chief Executive and Operating Officer, and Chairman of the Board	3,020,656	53,000	3,073,656	11.6%
Houston Frost	Senior Vice President	666,527	16,500	683,027	2.6%
Tom Jewell	Chief Financial Officer	767,517	35,000	802,517	3.0%
Greg Carter	Executive Vice President	308,000	18,000	326,000	1.2%
Ernesto Beyer	Director	52,222	29,000	81,222	0.3%
Brad Rollins	Director	100,667	29,000	129,667	0.5%
Blaise Bender	Director	78,477	29,000	107,477	0.4%
Elizabeth Michelle Miller	Director	-	72,667	72,667	0.3%
All directors and executive officers as a group (8 persons)		4,998,510	282,167	5,280,677	20.0%

*	Indicates ownership of less than 1.0%.

(1)  Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231.

(2)  Represents shares subject to outstanding stock options and restricted stock units, or RSUs, currently exercisable or which will be exercisable, or currently vested or that will vest within 60 days May 15, 2023.

(3)  On May 15, 2023, we had a total of 26,527,534 shares of common stock issued and outstanding (which excludes 1,951,709 treasury shares).

As of December 31, 2022, there were no arrangements among our beneficial owners, known to management, which may result in a change in control of our Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of copies of such reports, we believe that, during the fiscal year ended December 31, 2022, no person required to file reports under Section l 6(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during such fiscal year, except for the following forms: one form filed late by one day for one transaction by our director Mr. Brad Rollins; one form filed late by one day for two transactions by our director Mr. Blaise Bender; one form filed late by fifteen days for one transaction by our director Mr. Ernesto Beyer; one for filed late by one day for one transaction by our officer Mr. Houston Frost; one form filed late by one day for one transaction by 10% holders Topline Capital Partners, LP and Topline Capital Management LLC; and one form filed late by twenty-one days for eleven transactions, two forms filed late by three days for three transactions each, and four forms filed late by one day for one transaction each by our director Mr. Michael Long.

AUDIT MATTERS

Report of the Audit Committee

In 2022, the Audit Committee was comprised of our independent directors Messrs. Bender (chair), Rollins, and Beyer and, since June 2022, Ms. Miller.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. ADKF, P.C., our independent registered accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

In this context, the Audit Committee hereby reports as follows:

1.            The Audit Committee has reviewed and discussed the audited financial statements with Usio’s management.

2.            The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3.            The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

4.            Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Usio’s Annual Report on Form 10-K for the year ended December 31, 2022, and for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

Blaise Bender	Ernesto Beyer	Bradley Rollins	Elizabeth Michelle Miller
(Chairman)	(Director)	(Director)	(Director)

Proposal No. 4 – Ratification of the Appointment of ADKF, P.C.

The Audit Committee has recommended, and the Board has appointed ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2023. Representatives of ADKF, P.C. are expected to be present at the 2023 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of ADKF, P.C. to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Required Vote and Voting Recommendation

Ratification of the appointment of ADKF, P.C. requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because this Proposal is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal. In the event ratification is not obtained, the Audit Committee and the Board will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR the ratification of ADKF, P.C. as our independent registered public accounting firm for the year ending December 31, 2023.

Principal Accountant Fees and Services

ADKF, P.C. has audited our financial statements since 2003. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our independent registered public accounting firm for the years ended December 31, 2021 and 2020, are set forth in the table below.

	Year Ended December 31,
	2022	2021
Audit fees	$137,000	$124,500
Tax fees	19,000	16,000
Other fees	--	--
Total fees	$156,000	$143,500

For purposes of the preceding table, the professional fees are classified as follows:

Audit Fees. Audit fees include fees for professional services billed for the audit of the consolidated financial statements included in our annual report on Form 10-K filing, the review of consolidated financial statements included in our quarterly reports on Form 10-Q filings, comfort letters, consents, and assistance with and review of documents filed with the SEC. The fees include amounts billed to us during each respective calendar year.

Audit-Related Fees. Audit-Related fees include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. We did not pay any audit-related fees in 2021 or 2022.

Tax Fees. Tax fees include fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns. Tax planning and tax advice encompass a diverse range of sub jects, including assistance with tax audits and appeals, tax advice related to dispositions, and requests for rulings or technical advice from taxing authorities. The fees include amounts billed to us during each respective calendar year.

Other Fees. Other fees may include fees for professional services rendered by our independent registered public accounting firm for fees other than represented in Audit Fees and Tax Fees. We did not pay any other fees in 2021 or 2022.

Audit Committee Pre-Approval Policies and Procedures

We may not engage our independent registered public accounting firm to render any audit or non-audit service unless our Audit Committee approves the service in advance. All of the services performed by our independent registered public accounting firm described above were approved in advance by our Audit Committee.

GENERAL INFORMATION

Below you will find general information on Shareholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Shareholder Proposals

There are no shareholder proposals for the 2023 Annual Meeting. If you would like information on submitting a shareholder proposal to be included in the 2024 Proxy Statement and Annual Meeting, please refer to the information below.

How do I submit a Shareholder Proposal to be Included in the Proxy Statement?

You must submit your proposal to our Secretary no later than February 3, 2024 – 120 calendar days before the anniversary of this Proxy Statement release. This is to comply with Rule 14a-8 under the 1934 Act.

What if the date of the 2024 Annual Meeting is significantly different?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

•     90 days prior to the Annual Meeting, OR

•     7 days following the first public announcement of the Annual Meeting date

How do I Nominate Directors?

You may also submit nominees at the Annual Meeting. To comply with the universal proxy rules under the 1934 Act, a stockholder who intends to solicit proxies in support of director nominees must provide notice that sets forth the information required by Rule 14a-19 under the 1934 Act no later than May 13, 2024, and must also comply with all other requirements under the 1934 Act. The Company will disregard any proxies solicited for a stockholder’s director nominees if such stockholder fails to comply with such requirements. For more information, See “Director Nominations” on page 15.

Who Presents the Proposal at the Meeting?

The Shareholder proponent, or a representative who is qualified under state law, must appear in person at the 2024 Annual Meeting of Shareholders to present the proposal.

How Should I Send my Proposal?

Please send your proposal to our Secretary at:

Usio, Inc.
3611 Paesanos Parkway, Ste. 300
San Antonio, Texas 78231

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.     A brief description of the proposed business

2.     The text of the proposal

3.     Reasons for conducting the business at the meeting

4.     Name and address (as they appear on our books) of the shareholder proposing such business

5.     The beneficial owner (if any) on whose behalf the proposal is made

6.     Any material interest of the shareholder in such business

7.     Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy or the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in May of each year, by notifying us in writing at: Secretary, Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231, or by contacting us at (210) 249-4100. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (210) 249-4100, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2023 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Louis A. Hoch President and Chief Executive Officer San Antonio, Texas

The Notice of Annual Meeting, Proxy Statement, form of proxy and our 2022 Annual Report on Form 10-K are available at www.proxyvote.com. We will provide copies of our Proxy Statement and our 2022 Annual Report free of charge upon request. We will also provide copies of exhibits to our 2022 Annual Report but may charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Usio, Inc., 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231. The request must include a representation by the stockholder that as of May 15, 2023, the stockholder was entitled to vote at the 2023 Annual Meeting.

Thank You

Thank you for being a shareowner of Usio, Inc.

Learn more at http://usio.com/

Our 2022 Proxy Statement	Our 2021 Annual Report	Our Company Website	Our Nasdaq Listing

Appendix A

USIO, INC. 2023 Employee’s Stock Purchase Plan

GENERAL; PURPOSE.

The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

ADMINISTRATION.

The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan, (B) whether such Related Corporations will participate in the 423 Component or the Non-423 Component, and (C) to the extent that the Company makes separate Offerings under the 423 Component, in which Offering the Related Corporations in the 423 Component will participate.

To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

To suspend or terminate the Plan at any time as provided in Section 12.

To amend the Plan at any time as provided in Section 12.

Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Related Corporation designated for participation in the Non-423 Component, do not have to comply with the requirements of Section 423 of the Code.

The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan and any Offering Document to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, reinvest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 2,500,000 shares of Common Stock plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2024 and ending on (and including) December 31, 2033, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year (determined on an as-converted to Common Stock basis), and (ii) such number of shares of Common Stock that would cause the aggregate number of shares of Common Stock then reserved for issuance under the ESPP to not exceed 2,500,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January lst increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

GRANT OF PURCHASE RIGHTS; OFFERING.

The Board may from time-to-time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising  the Offering  or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

ELIGIBILITY.

Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee, or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights,  together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

PURCHASE RIGHTS; PURCHASE PRICE.

On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

PARTICIPATION; WITHDRAWAL; TERMINATION.

An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.

During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate, and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

EXERCISE OF PURCHASE RIGHTS.

On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed  until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

COVENANTS OF THE COMPANY.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems  necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

DESIGNATION OF BENEFICIARY.

The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. ·

ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment,  suspension  or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount  designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

TAX QUALIFICATION; TAX WITHHOLDING; SECTION 409.

Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board.

The Plan and all Purchase Rights granted hereunder are intended to be exempt from or otherwise comply with Section 409 of the Code and shall be administered and interpreted in such a manner.

EFFECTIVE DATE OF PLAN.

The Plan will become effective on the date that the Plan has been approved by the stockholders of the Company.

MISCELLANEOUS PROVISIONS.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

The provisions of the Plan will be governed by the laws of the State of Nevada without resort to that state’s conflicts of laws rules.

If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

“Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common  law, resolution,  ordinance, code,  edict, decree, rule, listing  rule,  regulation,  judicial  decision,  ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq Stock Market or the Financial Industry Regulatory Authority).

“Board” means the Board of Directors of the Company.

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations  and guidance thereunder.

“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Company” means Usio, Inc., a Nevada corporation.

“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

a sale or other disposition of more than 50% of the outstanding securities of the Company;

a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation, or similar transaction into other property, whether in the form of securities, cash or otherwise.

“Director” means a member of the Board.

“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

If the Common  Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and in a manner that complies with Sections 409A of the Code.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority,  instrumentality, official,  ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

“Offering Date” means a date selected by the Board for an Offering to commence.

“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

“Participant” means an Eligible Employee who holds an outstanding Purchase Right.

“Plan” means this Usio, Inc. 2022 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to, the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Stock Market or any successors thereto, is open for trading.

Appendix B

Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

V18340-P95666

USIO, INC.
Annual Meeting of Stockholders
July 12, 2023 10:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Louis A. Hoch and Tom Jewell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of USIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on July 12, 2023, at Usio's offices located at 3611 Paesanos Parkway, San Antonio, Texas 78231, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side